Exhibit 99.1

FOR IMMEDIATE RELEASE

VAREX RECEIVES NOTIFICATION OF COMPLIANCE DELINQUENCY FROM NASDAQ – FILES FORM 10-K FOR FY2019 – REGAINS NASDAQ COMPLIANCE

SALT LAKE CITY, DECEMBER 23, 2019 – Varex Imaging Corporation (Nasdaq: VREX) today announced the following:

•	On December 18, 2019, Varex received a notice from Nasdaq that, as a result of not having filed its Annual Report on Form 10-K for the fiscal year ended September 29, 2019, it was no longer in compliance with listing rule 5250(c)(1), which requires timely filing of periodic financial reports with the Securities and Exchange Commission.

•	On December 20, 2019, Varex filed the Annual Report on Form 10-K with the Securities and Exchange Commission.

•	On December 20, 2019, Varex received notification from Nasdaq that it determined that Varex complies with listing rule 5250(c)(1).

About Varex

Varex Imaging Corporation is a leading innovator, designer and manufacturer of X-ray imaging components, which include X-ray tubes, digital detectors and other image processing solutions that are key components of X-ray imaging systems. With a 65+ year history of successful innovation, Varex’s products are used in medical imaging as well as in industrial and security imaging applications. Global OEM manufacturers incorporate the company’s X-ray sources, digital detectors, connecting devices and imaging software in their systems to detect, diagnose, protect and inspect. Headquartered in Salt Lake City, Utah, Varex employs approximately 2,000 people located at manufacturing and service center sites in North America, Europe, and Asia. For more information visit vareximaging.com.

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For Information Contact:

Howard Goldman

Director of Investor & Public Relations

Varex Imaging Corporation

801.978.5274 | howard.goldman@vareximaging.com

1678 S. Pioneer Road | Salt Lake City, UT 84104 | 801.972.5000